Exhibit 23.2

                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Supreme International Corporation on Form S-4 of our report dated March 12, 1999 (April 14, 1999 as to
Note 17) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Miami, Florida
May 12, 1999